CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 46 to Registration Statement No. 33-14190 on Form N-1A of our report dated June 24, 2013, relating to the financial statements and financial highlights of Funds For Institutions Series (the “Trust”), consisting of FFI Premier Institutional Fund, FFI Institutional Fund, FFI Select Institutional Fund, FFI Government Fund, FFI Treasury Fund and FFI Institutional Tax-Exempt Fund, each a separate series of the Trust, and relating to the financial statements and financial highlights of Master Institutional Money Market LLC (the “Master LLC”), comprising Master Premier Institutional Portfolio, Master Institutional Portfolio, and Master Institutional Tax-Exempt Portfolio, on Form N-CSR of the Trust for the year ended April 30, 2013. We also consent to the references to us under the headings “Financial Highlights” and “Funds and Service Providers” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
August 28, 2013